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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of TC PipeLines GP, Inc.
General Partner of TC PipeLines, LP:

We consent to the incorporation by reference in the registration statement (No. 333-188628) on Form S-3 of TC PipeLines, LP of our report dated February 12, 2014, with respect to the balance sheets of Northern Border Pipeline Company as of December 31, 2013 and 2012, and the related statements of income, comprehensive income, changes in partners' equity, and cash flows for each of the years in the three-year period ended December 31, 2013, which report appears in the December 31, 2013 annual report on Form 10-K of TC PipeLines, LP.

/s/ KPMG LLP
Houston, Texas
February 28, 2014

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM